UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 20, 2012

PSB Holdings, Inc.
(Exact name of registrant as specified in its charter)

Federal	0-50970	42-1597948
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Main Street, Putnam, Connecticut	06260
(Address of principal executive offices)	(Zip Code)

(860) 928-6501
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 20, 2012, Putnam Bank (the “Bank”) the wholly-owned subsidiary of PSB Holdings, Inc., entered into an agreement with the Office of Comptroller of the Currency (the “Agreement”).  As part of the Agreement, the Office of Comptroller of the Currency (the “OCC”) required the Bank to take a number of specific corrective actions, and required that the Bank not undertake certain actions without obtaining prior approval of the OCC.  The Agreement replaces a memorandum of understanding that the Bank entered into with the Office of Thrift Supervision.

The actions and forbearances contained in the Agreement require the Bank’s Board of Directors (the “Board”) to, among other matters:

●	Appoint a Compliance Committee of the Board to monitor compliance with the Agreement.

●
The Compliance Committee must prepare and submit to the full Board within 90 days from June 20, 2012, a report detailing the actions taken to comply with the requirements of the Agreement, and thereafter to provide quarterly progress reports.

●	The full Board must forward a copy of the progress report with any comments they may have to the Assistant Deputy Comptroller.

●	Develop a detailed three year business plan for the Bank which must be forwarded to the Assistant Deputy Comptroller for a prior written determination of no supervisory objection.

●	The Bank may not deviate from the business plan without receiving the prior written determination of no supervisory objection from the Assistant Deputy Comptroller.

●	Prepare and forward to the Assistant Deputy Comptroller a revised capital plan for the Bank that is consistent with the Bank’s business plan.

●	Following receipt of the Assistant Deputy Comptroller’s written determination of no supervisory objection, the Board shall adopt and the Bank shall implement the capital plan.

●	Adopt and implement a written program to review the Bank’s classified investment securities and reduce the levels of classified investments.

●	Develop and implement policies and procedures to identify and monitor investment securities with other than temporary impairment.

●	Develop and implement a program to improve loan portfolio management.

●	Establish a written loan review system to review on at least a quarterly basis the Bank’s loan portfolio to assure the timely identification and categorization of problem loans.

●	Prior to adoption the written loan system and any future changes must be provided to the Assistant Deputy Comptroller for a prior written determination of no supervisory objection.

●	Adopt, implement and adhere to written policies and procedures for maintaining an adequate allowance for loan and lease losses.

●	Establish a written program eliminating the basis of criticism of assets criticized by the OCC or by any internal or external loan review.

The Agreement also requires that the written programs referenced above be submitted to the OCC within certain timeframes following June 20, 2012, the date the Bank entered into the Agreement.  At March 31, 2012, the Bank had Tier 1 Capital of 8.56% and Tier 2 Risk Based Capital of 16.84%.  Consequently, the Bank is well-capitalized under all applicable regulatory requirements.  Management has reviewed its obligations under the Agreement and believes it will be able to fully comply with the terms of the Agreement.  A copy of the Agreement will be filed as an exhibit to PSB Holdings, Inc.’s Annual Report on Form 10-K.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits:

10.1	Agreement By and Between Putnam Bank, Putnam, Connecticut and The Comptroller of the Currency (to be filed).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PSB HOLDINGS, INC.

Dated: June 25, 2012	By: /s/ Thomas A. Borner
Thomas A. Borner
Chairman and Chief Executive Officer